EXHIBIT 99


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 11K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                    For the Fiscal Year Ended July 31, 1995


                   _________________________________________


                            DONALDSON COMPANY, INC.

                       EMPLOYEES' RETIREMENT SAVINGS PLAN


                   _________________________________________


                            DONALDSON COMPANY, INC.

                             1400 WEST 94TH STREET

                          MINNEAPOLIS, MINNESOTA 55431



                              FINANCIAL STATEMENTS

                            DONALDSON COMPANY, INC.
                       EMPLOYEES' RETIREMENT SAVINGS PLAN

                       YEARS ENDED JULY 31, 1995 AND 1994



                            Donaldson Company, Inc.
                       Employees' Retirement Savings Plan

                              Financial Statements


                       Years ended July 31, 1995 and 1994




                                    CONTENTS

Report of Independent Auditors...............................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits..............................2
Statements of Changes in Net Assets Available for Benefits...................4
Notes to Financial Statements................................................6
Schedule A--Assets Held for Investment......................................12
Schedule B--Transactions or Series of Transactions in Excess of
  5% of the Current Value of Plan Assets....................................13







                         Report of Independent Auditors

Administrative Committee
Donaldson Company, Inc. Employees' Retirement
  Savings Plan

We have audited the accompanying statements of net assets available for benefits of Donaldson Company, Inc. Employees' Retirement Savings Plan as of July 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for each of the two years in the period ended July 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at July 31, 1995 and 1994, and the changes in its net assets available for benefits for each of the two years in the period ended July 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of July 31, 1995 and transactions or series of transactions in excess of 5% of the current value of Plan assets for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1995 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1995 financial statements taken as a whole.


/s/ Ernst & Young LLP


October 20, 1995



                            Donaldson Company, Inc.
                       Employees' Retirement Savings Plan

                Statements of Net Assets Available for Benefits



                                                                         JULY 31, 1995
                                              FIDELITY
                                               EQUITY                        FIXED        DONALDSON
                                               INCOME         CASH FLOW      INCOME     COMMON STOCK
                                                FUND            FUND          FUND          FUND          TOTAL

Cash                                        $     (6,964)   $ 1,347,809   $     6,104   $   157,108   $ 1,504,057
Loans to participants                                 --      1,635,557            --            --     1,635,557

Investments:
  Fidelity Equity Income Fund                 16,778,655             --            --            --    16,778,655
  Common Stock of Donaldson Company, Inc.             --             --            --    12,859,929    12,859,929
  Investment in fixed income funds                    --             --    20,894,297            --    20,894,297
                                              16,778,655             --    20,894,297    12,859,929    50,532,881

Accrued interest                                     194          5,847           235           904         7,180
Net assets available for benefits           $ 16,771,885    $ 2,989,213   $20,900,636   $13,017,941   $53,679,675



                            Donaldson Company, Inc.
                       Employees' Retirement Savings Plan

          Statements of Net Assets Available for Benefits (continued)



                                                                         JULY 31, 1994
                                                FIDELITY
                                                 EQUITY                      FIXED        DONALDSON
                                                 INCOME       CASH FLOW      INCOME     COMMON STOCK
                                                  FUND          FUND          FUND          FUND          TOTAL

Cash                                         $    27,767    $ 1,069,004   $    35,396   $    67,104   $ 1,199,271
Loans to participants                                 --      1,325,377            --            --     1,325,377

Investments:
  Fidelity Equity Income Fund                 13,678,993             --            --            --    13,678,993
  Common Stock of Donaldson Company, Inc.             --             --            --     9,387,910     9,387,910
  Investment in fixed income funds                    --             --    20,337,318            --    20,337,318
                                              13,678,993             --    20,337,318     9,387,910    43,404,221

Accrued interest                                     106          3,422           135           256         3,919
Net assets available for benefits            $13,706,866    $ 2,397,803   $20,372,849   $ 9,455,270   $45,932,788


See accompanying notes.

                            Donaldson Company, Inc.
                       Employees' Retirement Savings Plan

           Statements of Changes in Net Assets Available for Benefits



                                                                      YEAR ENDED JULY 31, 1995
                                                FIDELITY
                                                 EQUITY                        FIXED       DONALDSON
                                                 INCOME         CASH FLOW      INCOME     COMMON STOCK
                                                  FUND             FUND         FUND          FUND             TOTAL
Additions:
  Contribution from employees                $        --      $ 4,582,545  $         --    $         --    $ 4,582,545
  Investment income                            1,104,530          143,511       789,948         134,022      2,172,011
  Net gain on sales of other investments          32,752           87,304        33,030              --        153,086
                                               1,137,282        4,813,360       822,978         134,022      6,907,642
Deductions:
  Interfund transfers (net)                     (810,415)       4,702,786    (1,355,172)     (2,537,199)            --
  Payments to participants                       352,186         (480,836)    2,023,912         269,505      2,164,767
                                                (458,229)       4,221,950       668,740      (2,267,694)     2,164,767
Unrealized appreciation of investments         1,469,508               --       373,549       1,160,955      3,004,012
Net increase                                   3,065,019          591,410       527,787       3,562,671      7,746,887

Net assets available for benefits:
  Beginning of year                           13,706,866        2,397,803    20,372,849       9,455,270     45,932,788
  End of year                               $ 16,771,885      $ 2,989,213  $ 20,900,636    $ 13,017,941    $53,679,675



                            Donaldson Company, Inc.
                       Employees' Retirement Savings Plan

     Statements of Changes in Net Assets Available for Benefits (continued)



                                                                         YEAR ENDED JULY 31, 1994
                                                           FIDELITY
                                                            EQUITY                        FIXED       DONALDSON
                                                            INCOME        CASH FLOW       INCOME     COMMON STOCK
                                                             FUND            FUND          FUND          FUND             TOTAL
Additions:
  Contribution from employees                           $         --    $ 4,094,610    $         --    $        --    $ 4,094,610
  Investment income                                          815,299         73,988       1,179,413         88,498      2,157,198
  Net gain on sales of other investments                          --             --          13,491             --         13,491
                                                             815,299      4,168,598       1,192,904         88,498      6,265,299
Deductions:
  Interfund transfers (net)                               (3,873,912)     3,946,807       1,701,752     (1,774,647)            --
  Payments to participants                                   594,259        (96,400)        827,413        146,404      1,471,676
                                                          (3,279,653)     3,850,407       2,529,165     (1,628,243)     1,471,676
Unrealized appreciation (depreciation) of investments
                                                              69,187             --          (1,047)     1,988,494      2,056,634
Net increase (decrease)                                    4,164,139        318,191      (1,337,308)     3,705,235      6,850,257

Net assets available for benefits:
  Beginning of year                                        9,542,727      2,079,612      21,710,157      5,750,035     39,082,531
  End of year                                           $ 13,706,866    $ 2,397,803    $ 20,372,849    $ 9,455,270    $45,932,788


See accompanying notes.


                            Donaldson Company, Inc.
                       Employees' Retirement Savings Plan

                         Notes to Financial Statements

                                 July 31, 1995



1. SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The accounting records of the Plan are maintained on the accrual basis.

INVESTMENTS

Investments are recorded at current value. Securities which are traded on a national securities exchange are valued at the last reported sales price of the year. The market value of the units of participation in collective investment funds is based on the fair market value of the underlying investments.

Investments in the guaranteed investment contracts are valued at contract value. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds withdrawn.

The change in the difference between current value and the cost of investments is reflected in the statement of changes in net assets available for benefits as unrealized appreciation (depreciation) of investments.

The net gain (loss) on the sale of investments is the difference between the proceeds received and the historical average cost of investments sold. For purposes of complying with the Department of Labor's requirements for preparing Form 5500, the Company determines net gain based on a revalued, rather than historical, cost.

EXPENSES

Except for investment management fees, which are netted against investment income, Donaldson Company, Inc. (the Plan's sponsor) pays all Plan related expenses including legal, accounting and other services.

2. DESCRIPTION OF THE PLAN

Effective February 1, 1991, the Donaldson Company, Inc. Salaried Employees' Retirement Savings Plan was amended and renamed the Donaldson Company, Inc. Employees' Retirement Savings Plan (the Plan).

Effective February 1, 1991, hourly employees represented by a labor union for collective bargaining purposes are eligible to participate in the Plan under the terms of a collective bargaining agreement and shall not be eligible for any employer discretionary contributions or loans.

The Plan is a defined contribution plan sponsored by Donaldson Company, Inc. The Plan allows employee contributions to the Plan through payroll deductions of 1% to 10% of their salary. Employees are 100% vested in their accounts at all times.

Amounts contributed to the Plan are invested in one of four investment options. Participants may choose between the following investment alternatives:

  * FIDELITY EQUITY INCOME FUND: Monies are invested in a mutual fund managed by Fidelity Management & Research Company. The fund invests in a diversified portfolio of common stocks which have above average dividend yields and potential for capital appreciation.

  * FIXED INCOME FUND: Monies are invested in two separate funds each comprised of highly diversified Guaranteed Investment Contracts and high quality money market investments. One of the funds is managed by IDS Trust Company and the other by US Trust Company. The Fixed Income Fund is designed to be a secure investment that will earn a relatively stable rate of interest.

  * DONALDSON COMMON STOCK FUND: Monies are invested in the common stock of Donaldson Company, Inc. This investment option is presented to provide participants with the opportunity to invest in the future growth of the Company.

The changes in net assets of the Plan are allocated to the individual participants' accounts quarterly as provided for in the Plan Agreement.

The Company has the right under the Plan agreement to terminate the Plan. In the event of termination of the Plan, each participant is fully vested and the assets of the Plan shall be distributed to the participants.

3. INVESTMENTS

     The current value of individual investments that represent 5% or more of the Plan's net assets is as follows:

                                                        1995                            1994
                                               UNITS OR       CURRENT          UNITS OR       CURRENT
                                                SHARES         VALUE            SHARES         VALUE

  Fidelity Equity Income Fund              467,112    $16,778,655       416,281      $13,678,993
  Common Stock of Donaldson
     Company, Inc. (Sponsor)               480,745     12,859,929       383,180        9,387,910
  IDS Trust Collective Income Fund         267,326     10,374,919       285,432       10,397,156
  Capital Trust Company Guaranteed
     Investment Contract Fund              414,034     10,519,378       415,888        9,940,162

Following is information regarding investments:

                                                                          YEAR ENDED JULY 31
                                                                       1995               1994
  Cost of investments:
    Common Stock of Donaldson Company, Inc. (Sponsor)             $  6,763,261        $  4,452,196
    Fidelity Equity Income Fund                                     13,505,151          11,874,998
    Investment in fixed income funds                                20,524,630          20,341,200
  Total cost                                                        40,793,042          36,668,394
  Current value                                                     50,532,881          43,404,221
  Unrealized appreciation                                         $  9,739,839        $  6,735,827

During the two years ended July 31, 1995, the Plan's investments appreciated (depreciated) in fair value as follows:

                                                                            1995              1994

  Common Stock of Donaldson Company, Inc. (Sponsor)                   $1,160,954       $1,988,494
  Fidelity Equity Income Fund                                          1,469,509           69,187
  IDS Trust Collective Income Fund                                       373,549           (1,047)
                                                                      $3,004,012       $2,056,634

During the two years ended July 31, 1995, the Plan experienced net realized gains on the sale of its investments as follows:

                                             COST       PROCEEDS      GAIN
1995                                      $1,666,297   $1,819,383   $153,086

1994                                      $2,651,174   $2,664,665   $ 13,491

4. LOANS TO PARTICIPANTS

     Under the Plan agreement, a salaried participant may borrow up to 50% of their account balance or $50,000, whichever is less. At July 31, 1995 and 1994, $1,635,557 and $1,325,377, respectively, of loans were outstanding at interest rates varying from 7% to 11.5%.

5. INCOME TAX STATUS

The Internal Revenue Service issued a favorable determination letter dated November 14, 1991 stating that the Plan, as amended, is qualified under Section 401(a) and is exempt from federal income taxes under Section 501(a) of the Internal Revenue Code. Accordingly, no provision for income taxes has been included in these financial statements. Once qualified, the Plan is required to operate in conformity with the Code and ERISA to maintain its tax-exempt status. The administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

6. TRANSACTIONS WITH PARTIES-IN-INTEREST

During the year ended July 31, 1995, the Plan purchased 97,565 shares of Donaldson Company, Inc. Common Stock on the open market for $2,311,064 and sold none.

During the year ended July 31, 1994, the Plan purchased 70,456 shares of Donaldson Company, Inc. Common Stock on the open market for $1,682,463 and sold none. The Plan also received 158,732 shares as a result of a two-for-one stock split.

The Plan received $125,305 and $85,650 in Common Stock dividends from Donaldson Company, Inc. for the years ended July 31, 1995 and 1994, respectively.

7. SUBSEQUENT EVENT

Subsequent to July 31, 1995, the Company removed Harris Trust and appointed Fidelity Investment Company as the new Trustee of the Plan effective August 1, 1995.

8. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                             JULY 31
                                                      1995            1994
Net assets available for benefits per
    the financial statements                      $ 53,679,675    $ 45,932,788
Amounts allocated to withdrawing participants         (117,743)       (293,923)
Net assets available for benefits per Form 5500   $ 53,561,932    $ 45,638,865

Amounts allocated to withdrawing participants by fund option are as follows:

                              YEAR ENDED JULY 31, 1995
                                                DONALDSON
                                               COMMON STOCK
   FIDELITY EQUITY           FIXED                 FUND
     INCOME FUND          INCOME FUNDS                                 TOTAL              1994 TOTAL

        $32,231             $51,193              $34,319             $117,743              $293,923


The following is a reconciliation of benefits paid to participants reported in the financial statements versus the Form 5500:

                                                                     JULY 31, 1995

Benefits paid to participants per the financial statements            $ 2,164,767
Add amounts allocated to withdrawing participants at July 31, 1995        117,743
Less amounts allocated to withdrawing participants at July 31, 1994      (293,923)
Benefits paid to participants per the Form 5500                       $ 1,988,587


                            Donaldson Company, Inc.
                       Employees' Retirement Savings Plan

                     Schedule A--Assets Held for Investment

                                 July 31, 1995



        IDENTITY OF ISSUE,                                                                                  CURRENT
    BORROWER OR SIMILAR PARTY                       DESCRIPTION OF INVESTMENT               COST             VALUE

  Fidelity Equity Income Fund                  467,112 units of participation       $13,505,151       $16,778,655

 *Donaldson Company, Inc.                      480,745 shares of Common Stock         6,763,261        12,859,929

  IDS Trust Collective Income Fund             267,326 units of participation        10,005,252        10,374,919

  Capital Trust Company Guaranteed
      Investment Contract Fund                 414,034 units of participation        10,519,378        10,519,378
  TOTAL ASSETS HELD FOR INVESTMENT                                                  $40,793,042       $50,532,881


* Indicates party-in-interest



                            Donaldson Company, Inc.
                       Employees' Retirement Savings Plan

             Schedule B--Transactions or Series of Transactions in
                Excess of 5% of the Current Value of Plan Assets

                            Year ended July 31, 1995


 IDENTITY OF PARTY INVOLVED                       DESCRIPTION OF ASSET

CATEGORY (III)--A SERIES OF TRANSACTIONS IN EXCESS OF 5% OF BEGINNING PLAN
ASSETS.

Donaldson Company, Inc. Common Stock         Donaldson Company Stock Fund
                                           Purchased 97,565 participating units
                                                   in 9 transactions



There were no category (i), (ii) or (iv) reportable transactions in fiscal 1995.



                                                       CURRENT VALUE OF
     PURCHASE          SELLING           COST OF     ASSET ON TRANSACTION
      PRICE             PRICE             ASSET             DATE                 NET GAIN


    $2,311,064                          $2,311,064       $2,311,064
